Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)
(Form Type)

 CareTrust REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Shares
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o) and (r)	—	—	$71,605,286.10 (1) (2)	0.00011020	$7,890.90 (1) (2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	$428,394,713.90	—	—	—	—	424(b)(5) (2)	333-237056 (2)	March 10, 2020 (2)	(2)
	Total Offering Amounts					$500,000,000
	Total Fees Previously Paid							$53,641.44 (2)
	Total Fee Offsets							—
	Net Fee Due							$7,890.90

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-269998, filed with the SEC on February 24, 2023 (the “Registration Statement”).

(2)
CareTrust REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement, dated March 10, 2020 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (No. 333-237056) (the “Prior Registration Statement”) filed with the SEC on March 10, 2020. In connection with the filing of the Prior Prospectus Supplement, CareTrust REIT, Inc. made a contemporaneous fee payment in the amount of $25,960.00 with respect to shares of common stock having an aggregate offering price of $200,000,000 offered by the Prior Prospectus Supplement and applied a fee of $36,360.00 previously paid in connection with shares of common stock having an aggregate offering price of $300,000,000, which remained unsold under a prospectus supplement, dated March 4, 2019, pursuant to a Registration Statement on Form S-3 (No. 333-217670) filed with the SEC on May 4, 2017 that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. As provided in the Calculation of Filing Fee Tables included in Exhibit 107 filed with the Registration Statement, shares of common stock having an aggregate offering price of $428,394,713.90 were not sold under the Prior Prospectus Supplement (the “Unsold Shares”). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Shares were included in the Registration Statement and are being offered under this prospectus supplement and the $53,641.44 fee previously paid with respect to the Unsold Shares is being applied to the Unsold Shares being offered hereby. Accordingly, a registration fee of $7,890.90 is being paid herewith, which covers the remaining $71,605,286.10 in aggregate offering price in respect of the newly registered securities being offered under this prospectus supplement.